Vertex Energy, Inc. 8-K

 Exhibit 99.1

VERTEX ENERGY REPORTS FOURTH QUARTER AND FULL-YEAR 2020 RESULTS

HOUSTON, TX., March 9, 2021 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex Energy” or the “Company”), a leading specialty refiner and marketer of high-quality hydrocarbon products, today announced its financial results for the fourth quarter and full-year ended December 31, 2020.

FOURTH QUARTER 2020 RESULTS

▪	Ongoing recovery in refined product margins at Marrero and Heartland refineries
▪	Myrtle Grove Phase-One start-up completed; Phase-Two of the project has commenced
▪	9% y/y organic growth in direct UMO collections driven by customer account growth
▪	Total cash and available liquidity of $12.3 million as of December 31, 2020

MANAGEMENT OUTLOOK

▪	Anticipate positive free cash flow, net income and Adjusted EBITDA for the full-year 2021
▪	Anticipate Adjusted EBITDA in the range of $2.0 million to $2.5 million in the first quarter 2021

For the three months ended December 31, 2020, the Company reported a net loss attributable to Vertex Energy of ($3.4) million, versus net income of $1.4 million in the fourth quarter 2019. Vertex reported Adjusted EBITDA of ($0.4) million for the fourth quarter 2020, versus $6.1 million in the prior-year period. A schedule reconciling the Company’s GAAP and non-GAAP financial results, including Free Cash Flow, EBITDA, Adjusted EBITDA, is included later in this release (see also “Non-GAAP Financial Measures”, below).

During the fourth quarter 2020, a combination of lower throughputs at the Company’s Marrero, Louisiana refinery and less favorable refined product margins contributed to a year-over-year decline in profitability. Throughput volumes at the Marrero refinery declined 25% on a year-over-year basis in the fourth quarter, resulting in a $2.5 million negative impact to operating income and EBITDA at Marrero. As of November 2020, Marrero returned to full rates with adequate feedstock supply, together with improving product margins. The Company’s Heartland refinery in Columbus, Ohio operated at peak capacity during the fourth quarter, as total throughputs increased 6% on a year-over-year basis. At Heartland, base oil prices increased 15% sequentially in the fourth quarter, when compared to the third quarter 2020. The Company currently anticipates that its base oil prices will increase at a rate in excess of the fourth quarter levels during the first half of 2021.

For the twelve months ended December 31, 2020, the Company reported a net loss attributable to Vertex Energy of ($12.0) million, versus a net loss of ($5.0) million in 2019. Vertex reported Adjusted EBITDA of ($4.6) million in 2020, versus $3.9 million in 2019.

STRATEGIC UPDATE

Vertex continued to advance a multi-year business transformation plan during the fourth quarter, positioning the organization to support long-term organic growth in UMO collections, optimize asset utilization and maintain capital discipline.

•	Myrtle Grove facility. Vertex has completed the initial start-up of its co-owned Myrtle Grove (“MG”) re-refining complex in Belle Chase, Louisiana. MG is currently engaged in two organic growth projects: (1) industrial oil reclamation and recycling; and (2) the processing of non-conforming organic oils, such as vegetable oil or animal tallow, into feedstock used by renewable diesel fuel producers. The oil reclamation project sources hydrocarbon waste streams from tankage and barges, recycles the oil, then resells the higher value intermediate stream as supplemental feed to Marrero and other end-markets. The renewable diesel fuel project is under evaluation, as the Company continues to consider the construction of a pre-treatment facility capable of sourcing and stabilizing non-conforming organic oils used in the production of renewable diesel fuel, subject to both business and market considerations. Vertex has hired an experienced development team to operate the facility and lead the oil reclamation and renewables initiatives.

▪	Organic collections growth. Total direct used motor oil collections increased 9% in the fourth quarter 2020. Total UMO collections costs declined during the fourth quarter due to a combination of improved route efficiency and economies of scale, as more gallons were collected on a per truck basis, contributing to improved gross margin contribution. Further, U.S. vehicle miles traveled continued to recover during the fourth quarter, improving from second quarter 2020 multi-year pandemic-related lows.

▪	Maintain capital discipline. The Company remains focused on preserving cash and liquidity to support growth. As of December 31, 2020, the Company had total cash and available liquidity of $12.3 million, versus $16.9 million as of September 30, 2020. At December 31, 2020 and September 30, 2020, total cash and available liquidity included $9.3 million and $10.1 million, respectively, of cash held in the Company’s special purpose vehicles (SPVs) relating to its Myrtle Grove and Heartland assets, which are limited to use by each SPV.

MANAGEMENT COMMENTARY

“While our full-year 2020 performance was below our initial expectations due to the pandemic, we are excited by the opportunities for growth entering 2021, supported by an ongoing recovery in refined product margins, improved asset utilization and contributions from new business lines,” stated Benjamin P. Cowart, President and CEO of Vertex.

“At the Heartland refinery, base oil refined product margins are currently near record levels, while at our Marrero refinery, distillate margins have improved materially as crude oil prices have increased, when compared to fourth quarter levels,” continued Cowart. “For the full-year 2021, we expect to generate positive free cash flow, net income and Adjusted EBITDA. The first quarter is off to a good start, positioning us for our strongest single-quarter performance since the fourth quarter 2019.”

“Total direct collections increased 9% on a year-over-year basis in 2020, driven by growth in new customer accounts,” continued Cowart. “As we grow our collections fleet and expand market share in the regions we serve, we continue to realize improved economies of scale, spreading operating costs across a larger volume of collected gallons.”

“Vertex remains committed to developing high-purity products from alternative feedstocks that support the global transition toward low-carbon energy solutions,” continued Cowart. “By year-end 2022, we expect our oil reclamation and recycling operation at Myrtle Grove will be able to process more than 7 million gallons of residual oil annually, resulting in more than $3 million of annualized incremental EBITDA improvement by year-end 2022.”

BALANCE SHEET

As of December 31, 2020, the Company had total cash and availability on its lending facility of $11.0 million and $1.3 million, respectively. Total cash and availability as of December 31, 2020 included $10.1 million of total cash limited to use by the two SPVs.

Vertex had total term debt outstanding of $11.1 million as of December 31, 2020, which included $4.2 million related to funds received under the Paycheck Protection Program (the "PPP") which is part of the recently enacted Coronavirus Aid, Relief, and Economic Security Act ("CARES Act"). Under the terms of the PPP, the entire balance of the loan may be forgiven to the extent that cash proceeds are used for qualifying expenses. As of the date of this release, the Company believes it has allocated the entirety of PPP funds received toward qualifying expenses. Vertex applied for loan forgiveness during the fourth quarter and is awaiting approval on its application.

CONFERENCE CALL AND WEBCAST

A conference call will be held today at 9:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. To participate in the live teleconference:

Domestic Live:  888-506-0062

To listen to a replay of the teleconference, which will be available through March 16, 2021:

Domestic Replay:  877-481-4010
Conference ID:  39821

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III Base Oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors include, but are not limited to, risks associated with our outstanding credit facilities, including amounts owed, restrictive covenants, security interests thereon and our ability to repay such facilities and amounts due thereon when due; risks associated with our outstanding preferred stock, including redemption obligations in connection therewith, restrictive covenants and our ability to redeem such securities when required pursuant to the terms of such securities and applicable law; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; our ability to maintain our relationships with KMTEX and Bunker One (USA), Inc.; the impact of competitive services and products; our ability to integrate acquisitions; our ability to complete future acquisitions; our ability to maintain insurance; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive, including IMO 2020; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally; risk of increased regulation of our operations and products; negative publicity and public opposition to our operations; disruptions in the infrastructure that we and our partners rely on; an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms; our ability to effectively integrate acquired assets, companies, employees or businesses; liabilities associated with acquired companies, assets or businesses; interruptions at our facilities; unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; certain events of default which have occurred under our debt facilities and previously been waived; prohibitions on borrowing and other covenants of our debt facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, our ability to acquire third-party feedstocks on commercially reasonable terms; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; the lack of capital available on acceptable terms to finance our continued growth; and other risk factors included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

NON-GAAP FINANCIAL MEASURES

Free Cash Flow, EBITDA and Adjusted EBITDA are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Free cash flow represents net cash provided by (used in) operating activities, less capital expenditures. EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability and unrealized gains and losses on derivative instruments for hedging activities. Free Cash Flow, EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Free Cash Flow, EBITDA and Adjusted EBITDA are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: Free Cash Flow, EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Free Cash Flow, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; Free Cash Flow, EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Free Cash Flow, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and other companies in this industry may calculate Free Cash Flow, EBITDA and Adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled “Reconciliations of Free Cash Flow and Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA” included at the end of this release.

CONTACT

Investor Relations

720.778.2415

IR@vertexenergy.com

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$10,895,044	$4,099,655
Restricted cash	100,125	100,170
Accounts receivable, net	11,138,933	12,138,078
Federal income tax receivable	—	68,606
Inventory	4,439,839	6,547,479
Prepaid expenses and other current assets	3,211,448	4,452,920
Total current assets	29,785,389	27,406,908

Fixed assets, at cost	75,777,552	69,469,548
Less accumulated depreciation	(29,337,036)	(24,708,151)
Fixed assets, net	46,440,516	44,761,397
Finance lease right-of-use assets	1,536,711	851,570
Operating lease right-of-use assets	33,315,876	35,586,885
Intangible assets, net	9,397,441	11,243,800
Deferred income taxes	—	68,605
Other assets	1,624,025	840,754
TOTAL ASSETS	$122,099,958	$120,759,919

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current liabilities
Accounts payable	$10,484,911	$7,620,098
Accrued expenses	2,053,106	5,016,132
Dividends payable	606,550	389,176
Finance lease-current	496,231	217,164
Operating lease-current	5,614,785	5,885,304
Current portion of long-term debt, net of unamortized finance costs	4,367,169	2,017,345
Revolving note	133,446	3,276,230
Derivative commodity liability	94,214	375,850
Total current liabilities	23,850,412	24,797,299

Long-term debt	7,981,496	12,433,000
Finance lease-non-current	945,612	610,450
Operating lease-non-current	27,701,091	29,701,581
Derivative warrant liability	330,412	1,969,216
Total liabilities	60,809,023	69,511,546

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
COMMITMENTS AND CONTINGENCIES (Note 4)	—	—

TEMPORARY EQUITY
Series B Preferred Stock, $0.001 par value per share; 10,000,000 shares authorized, 4,102,690 and 3,826,055 shares issued and outstanding at December 31, 2020 and 2019, respectively with liquidation preference of $12,718,339 and $11,860,771 at December 31, 2020 and 2019, respectively.	12,718,339	11,006,406

Series B1 Preferred Stock, $0.001 par value per share; 17,000,000 shares authorized, 7,399,649 and 9,028,085 shares issued and outstanding at December 31, 2020 and 2019, respectively with liquidation preference of $11,543,452 and $14,083,813 at December 31, 2020 and 2019, respectively.	11,036,173	12,743,047

Redeemable non-controlling interest	31,611,674	4,396,894
Total Temporary Equity	55,366,186	28,146,347
EQUITY
Series A Convertible Preferred stock, $0.001 par value; 5,000,000 shares authorized and 419,859 and 419,859 shares issued and outstanding at December 31, 2020 and 2019, respectively, with a liquidation preference of $625,590 and $625,590 at December 31, 2020 and December 31, 2019, respectively.	420	420

Series C Convertible Preferred stock, $0.001 par value per share; 44,000 shares designated; zero and zero issued and outstanding at December 31, 2020 and 2019, respectively with a liquidation preference of zero and zero at December 31, 2020 and December 31, 2019, respectively.	—	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 45,554,841 and 43,395,563 issued and outstanding at December 31, 2020 and 2019, respectively.	45,555	43,396
Additional paid-in capital	94,569,674	81,527,351
Accumulated deficit	(90,008,778)	(59,246,514)
Total Vertex Energy, Inc. stockholders' equity	4,606,871	22,324,653
Non-controlling interest	1,317,878	777,373
Total Equity	5,924,749	23,102,026
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$122,099,958	$120,759,919

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

	2020	2019
Revenues	$135,028,488	$163,365,565
Cost of revenues (exclusive of depreciation and amortization shown separately below)	113,766,009	134,777,113
Depreciation and amortization attributable to costs of revenues	5,090,352	5,356,277
Gross profit	16,172,127	23,232,175

Operating expenses:
Selling, general and administrative expenses	26,144,264	24,182,407
Depreciation and amortization attributable to operating expenses	1,895,588	1,823,812
Total operating expenses	28,039,852	26,006,219
Loss from operations	(11,867,725)	(2,774,044)
Other income (expense):
Other income	101	920,197
Loss on sale of assets	(124,515)	(74,111)
Gain (loss) on change in value of derivative warrant liability	1,638,804	(487,524)
Interest expense	(1,042,840)	(3,070,071)
Total other income (expense)	471,550	(2,711,509)
Loss before income taxes	(11,396,175)	(5,485,553)
Income tax benefit	—	—
Net loss	(11,396,175)	(5,485,553)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest	639,940	(436,974)
Net loss attributable to Vertex Energy, Inc.	(12,036,115)	(5,048,579)

Accretion of redeemable noncontrolling interest to redemption value	(15,135,242)	(2,279,371)
Accretion of discount on Series B and B-1 Preferred Stock	(1,687,850)	(2,489,722)
Dividends on Series B and B-1 Preferred Stock	(1,903,057)	(1,627,956)
Net loss available to common stockholders	$(30,762,264)	$(11,445,628)

Loss per common share
Basic	$(0.68)	$(0.28)
Diluted	$(0.68)	$(0.28)
Shares used in computing loss per share
Basic	45,509,470	40,988,946
Diluted	45,509,470	40,988,946

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF EQUITY
FOR THE YEARS ENDING DECEMBER 31, 2020 AND 2019

	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-in Capital	Accumulated Deficit	Non-controlling Interest	Total Equity
Balance on December 31, 2018	40,174,821	$40,175	419,859	$420	—	$—	$75,131,122	$(47,800,886)	$1,438,213	$28,809,044
Distribution to noncontrolling	—	—	—	—	—	—	—	—	(285,534)	(285,534)
Dividends on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,627,956)	—	(1,627,956)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(2,489,722)	—	(2,489,722)
Share based compensation expense	—	—	—	—	—	—	642,840	—	—	642,840
Exercise of options to common	78,425	79	—	—	—	—	6,996	—	—	7,075
Adjustment of carrying amount of noncontrolling interest	—	—	—	—	—	—	970,809	—	—	970,809
Conversion of Series B1 Preferred stock to common	1,642,317	1,642	—	—	—	—	2,560,373	—	—	2,562,015
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	—	—	(2,279,371)	—	(2,279,371)
Issue of common stock and warrants	1,500,000	1,500	—	—	—	—	2,215,211	—	—	2,216,711
Net loss	—	—	—	—	—	—	—	(5,048,579)	(436,974)	(5,485,553)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	61,668	61,668
Balance on December 31, 2019	43,395,563	43,396	419,859	420	—	—	81,527,351	(59,246,514)	777,373	23,102,026
Dividends on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,903,057)	—	(1,903,057)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	—	—	—	—	(1,687,850)	—	(1,687,850)
Conversion of B1 Preferred Stock to common	2,159,278	2,159	—	—	—	—	3,366,315	—	—	3,368,474
Share based compensation expense	—	—	—	—	—	—	656,111	—	—	656,111
Purchase of shares of consolidated subsidiary	—	—	—	—	—	—	(71,171)	—	—	(71,171)
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	—	—	(15,135,242)	—	(15,135,242)
Adjustment of carrying amount of noncontrolling interest	—	—	—	—	—	—	9,091,068	—	—	9,091,068
Net loss	—	—	—	—	—	—	—	(12,036,115)	639,940	(11,396,175)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(99,435)	(99,435)
Balance on December 31, 2020	45,554,841	$45,555	419,859	$420	—	$—	$94,569,674	$(90,008,778)	$1,317,878	$5,924,749

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDING DECEMBER 31, 2020 AND 2019

	2020	2019
Cash flows from operating activities
Net loss	$(11,396,175)	$(5,485,553)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Stock-based compensation expense	656,111	642,840
Depreciation and amortization	6,985,940	7,180,089
Provision (recovery) for bad debt	297,289	(320,013)
(Gain) loss on commodity derivative contracts	(3,456,487)	2,458,359
Net cash settlement on commodity derivatives	4,233,092	(2,841,052)
Loss on sale of assets	124,515	74,111
Amortization of debt discount and deferred costs	47,826	573,908
(Gain) loss on change in value of derivative warrant liability	(1,638,804)	487,524
Reduction in contingent consideration	—	(15,564)
Changes in operating assets and liabilities:
Accounts receivable	2,641,220	(2,652,864)
Inventory	3,084,152	1,543,918
Prepaid expenses	197,715	(257,894)
Accounts payable	1,840,874	(1,171,433)
Accrued expenses	(3,047,606)	2,480,786
Other assets	(646,059)	(223,995)
Net cash (used in) provided by operating activities	(76,397)	2,473,167
Cash flows from investing activities
Internally developed software	(49,229)	(489,093)
Proceeds from the sale of assets	74,965	232,020
Acquisition of Crystal Energy, LLC	(1,822,690)	—
Purchase of fixed assets	(6,636,455)	(3,369,367)
Net cash used in investing activities	(8,433,409)	(3,626,440)
Cash flows from financing activities
Line of credit payments, net	(3,142,784)	(568,406)
Proceeds received from issuance of common stock and warrants	—	2,216,711
Proceeds from exercise of stock options	—	7,075
Distribution VRM LA	—	(285,534)
Contribution received from redeemable noncontrolling interest	21,000,000	3,150,000
Payments on finance leases	(402,560)	(165,598)
Proceeds from notes payable	8,217,195	2,809,139
Payments made on notes payable	(10,366,701)	(4,660,120)
Net cash provided by financing activities	15,305,150	2,503,267
Net change in cash and cash equivalents and restricted cash	6,795,344	1,349,994
Cash and cash equivalents and restricted cash at beginning of the year	4,199,825	2,849,831
Cash and cash equivalents and restricted cash at end of year	$10,995,169	$4,199,825

SUPPLEMENTAL INFORMATION
Cash paid for interest	$1,050,741	$2,505,852
Cash paid for income taxes	$—	$—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series B and B1 Preferred Stock into common stock	$3,368,474	$2,562,015
Dividends on Series B and B-1 Preferred Stock	$1,903,057	$1,627,956
Initial adjustment of carrying amount of redeemable noncontrolling interest	$9,091,068	$970,809
Accretion of discount on Series B and B-1 Preferred Stock	$1,687,850	$2,489,722
Accretion of redeemable noncontrolling interest to redemption value	$15,135,242	$2,279,371
Equipment acquired under capital leases	$1,017,638	$621,000

Reconciliation of Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the Three Months Ended		For the Twelve Months
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income (loss)	$(2,942,783)	$1,372,090	$(11,396,175)	$(5,485,553)
Add (deduct):
Interest Income	—	(126)	(101)	(2,697)
Interest Expense	245,910	747,291	1,042,840	3,070,071
Depreciation and amortization	1,841,901	1,846,604	6,985,940	7,180,089
EBITDA	(854,972)	3,965,859	(3,367,496)	4,761,910

Add (deduct):
Other income (Insurance proceeds)	—	—	—	(917,500)
Loss (gain) on change in value of derivative warrant liability	205,565	819,239	(1,638,804)	487,524
Unrealized (gain) loss on derivative instruments	70,220	1,134,723	(281,636)	(1,071,792)
Stock-based compensation	165,154	169,350	656,111	642,840
Adjusted EBITDA *	$(414,033)	$6,089,171	$(4,631,825)	$3,902,982

Net cash provided by (used in) operating activities	$(1,427,581)	$5,531,273	$(76,3977)	$2,473,167
Deduct: capital expenditures	(2,466,289)	(570,914)	(6,685,684)	(3,858,460)
Free cash flow	$(3,893,870)	$4,960,359	$(6,762,081)	$(1,385,293)

* EBITDA, Adjusted EBITDA, and free cash flows are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability and unrealized gains and losses on derivative instruments for hedging activities. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;
•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•	Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and
•	Other companies in this industry may calculate EBITDA and Adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure.

Free cash flow represents net cash provided by (used in) operating activities, less capital expenditures.